Sub Item 77Q1

The Registrants Agreement and Declaration of Trust dated December 23, 1991(the Agreement and Declaration of Trust is incorporated by reference to Exhibit (1) to post effective amendment (PEA) No. 2 to the initial registration statement filed on January 11, 1994.

Amendment No. 1 to the Agreement and Declaration of Trust is incorporated by reference to exhibit (a)(2) to PEA No. 20 to the Registration Statement filed on September 10, 2003.